UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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PREVAIL THERAPEUTICS INC.

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PREVAIL THERAPEUTICS INC.

430 East 29th Street, Suite 1520

New York, New York 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 17, 2020

To the Stockholders of Prevail Therapeutics Inc.:

On behalf of our board of directors, you are cordially invited to attend the Annual Meeting of Stockholders of Prevail Therapeutics Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/PRVL2020, originating from New York, New York, on Wednesday, June 17, 2020 at 9:00 a.m., Eastern Time. In light of the recent COVID-19 pandemic, taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format this year, with no physical in-person meeting, as the safety of our employees, communities and stockholders is our first priority. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 9:00 a.m., Eastern Time on June 17, 2020 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.	To elect three Class I directors, Asa Abeliovich, M.D., Ph.D., Carl Gordon, Ph.D. CFA and Morgan Sheng, M.B.B.S., Ph.D., FRS each to hold office until our Annual Meeting of Stockholders in 2023;

2.	To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is Monday, April 20, 2020. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Brett Kaplan, M.D.

Chief Financial Officer and Secretary

New York, New York

April 27, 2020

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote your shares by proxy in advance of the Annual Meeting via the internet, by telephone or, if you receive a paper proxy card, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

PREVAIL THERAPEUTICS INC.

430 East 29th Street, Suite 1520

New York, New York 10016

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 17, 2020 at 9:00 a.m., Eastern Time

Our board of directors is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Prevail Therapeutics Inc., a Delaware corporation, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/PRVL2020, originating from New York, New York, on Wednesday, June 17, 2020 at 9:00 a.m., Eastern Time, and any adjournment or postponement thereof. In light of the recent COVID-19 pandemic, taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format this year, with no physical in-person meeting, as the safety of our employees, communities and stockholders is our first priority. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 27, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.

Only stockholders of record at the close of business on Monday, April 20, 2020 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 34,201,746 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for ten days before the Annual Meeting at our address above. To the extent office access is impracticable due to the recent COVID-19 pandemic, you may email us at investors@prevailtherapeutics.com for alternative arrangements. The stockholder list will also be available online during the Annual Meeting.

For instructions on how to attend the virtual Annual Meeting, please see the instructions at www.virtualshareholdermeeting.com/PRVL2020 and on page 2 of this proxy statement.

In this proxy statement, we refer to Prevail Therapeutics Inc. as “Prevail,” “the Company,” “we” or “us” and the board of directors of Prevail as “our board of directors.” The Annual Report, which contains financial statements as of and for the fiscal years ended December 31, 2019 and 2018, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by writing to our Secretary at 430 East 29th Street, Suite 1520, New York, New York 10016, Attention: Secretary or by emailing investors@prevailtherapeutics.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 27, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may elect to send you a proxy card, along with a second Notice of Internet Availability of Proxy Materials, after 10 calendar days have passed since our first mailing of the Notice.

How do I attend, participate in, and ask questions during the virtual Annual Meeting online?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the virtual Annual Meeting live online at www.virtualshareholdermeeting.com/PRVL2020. The meeting will start at 9:00 a.m., Eastern Time, on Wednesday, June 17, 2020. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/PRVL2020. We recommend that you log in a few minutes before 9:00 a.m., Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/PRVL2020 using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

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We welcome questions from stockholders. An opportunity will be provided to present questions and comments during the question and answer session, which will include questions submitted live during the Annual Meeting.

•	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.

•	You may submit questions and comments electronically through the meeting portal during the Annual Meeting. Live questions will be taken in the order received.

•	Please direct all questions to Asa Abeliovich, M.D., Ph.D., our President and Chief Executive Officer.

•	Please include your name and affiliation, if any, when submitting a question or comment.

•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business. Up to one minute will be allocated to read each question.

•	Questions may be grouped by topic by our management.

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Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/PRVL2020. Technical support will be available starting at 8:30 a.m., Eastern Time on June 17, 2020.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date, April 20, 2020, will be entitled to vote at the Annual Meeting. On the Record Date, there were 34,201,746 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting, either electronically through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from such organization and after obtaining a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of three Class I directors, each to hold office until our Annual Meeting of Stockholders in 2023; and

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Proposal 2: Ratification of the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

What if another matter is properly brought before the Annual Meeting?

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are fairly simple:

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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

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To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/PRVL2020, starting at 9:00 a.m., Eastern Time on Wednesday, June 17, 2020. The webcast will open 15 minutes before the start of the Annual Meeting.

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To vote online in advance of the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on Tuesday, June 16, 2020 to be counted.

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To vote by telephone in advance of the Annual Meeting, dial 1-800-690-6903, which is the number found on the Notice, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Tuesday, June 16, 2020 to be counted.

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To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent and will need to obtain a proxy issued in your name from that record holder.

Internet voting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone or by using a printed proxy card, or by submitting a ballot online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	Submit another properly completed proxy card with a later date.

•	Grant a subsequent proxy by telephone or through the internet.

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Send a timely written notice that you are revoking your proxy to our Secretary at 430 East 29th Street, Suite 1520, New York, New York 10016, Attention: Secretary or via email at investors@prevailtherapeutics.com.

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Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the three nominees for director and “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank or other agent with voting instructions, what happens?

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposal 1 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on Proposal 1. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

As a reminder, if you a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from such organization.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, votes “FOR,” “AGAINST” and abstentions. For Proposal 1, withhold votes and broker non-votes have no effect. For Proposal 2, an abstention will have the same effect as an “AGAINST” vote.

How many votes are needed to approve each proposal?

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Proposal 1: For the election of directors, the three nominees receiving the most “FOR” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome.

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Proposal 2: To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2020 must receive “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “AGAINST” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 34,201,746 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual

Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2020, to our Secretary at 430 East 29th Street, Suite 1520, New York, New York 10016, Attention: Secretary.

Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2021 annual meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 19, 2021 nor earlier than the close of business on February 17, 2021. However, if the date of our 2021 annual meeting is not held between May 18, 2021 and July 17, 2021, to be timely, notice by the stockholder must be received (A) not earlier than the close of business on the 120th day prior to the 2021 annual meeting and (B) not later than the close of business on the later of the 90th day prior to the 2021 annual meeting or, if later than the 90th day prior to the 2021 annual meeting, the 10th day following the day on which public announcement of the date of the 2021 annual meeting is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of seven members and is divided into three classes as follows:

•	Class I directors: Asa Abeliovich, M.D., Ph.D., Carl Gordon, Ph.D., CFA and Morgan Sheng, M.B.B.S., Ph.D., FRS, whose terms will expire at the upcoming Annual Meeting;

•	Class II directors: Francois Nader, M.D. and Ran Nussbaum, whose terms will expire at the Annual Meeting of Stockholders to be held in 2021; and

•	Class III directors: Timothy Adams and Peter Thompson, M.D., whose terms will expire at the Annual Meeting of Stockholders to be held in 2022.

Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each Annual Meeting of Stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Prevail.

Each of Drs. Abeliovich, Gordon and Sheng is currently a member of our board of directors, and has been nominated for reelection to serve as a Class I director. Each of these nominees was recommended to our board of directors by our nominating and corporate governance committee. Each nominee has agreed to stand for reelection at the Annual Meeting, and our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the Annual Meeting of Stockholders to be held in 2023 and until his successor has been duly elected, or if sooner, until the director’s death, resignation or removal.

Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the board. To provide a mix of experience and perspective on the board, the committee also takes into account geographic, gender, age, and ethnic diversity. The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the committee to believe that that nominee should continue to serve on the board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.

Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee proposed by us.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH CLASS I DIRECTOR NOMINEE NAMED ABOVE.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

The following table sets forth, for the Class I nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Principal Occupation/ Position
Class I director nominees for election at the 2020 Annual Meeting of Stockholders
Asa Abeliovich, M.D., Ph.D.	55	President, Chief Executive Officer and Director
Carl Gordon, Ph.D., CFA	55	Director
Morgan Sheng, M.B.B.S., Ph.D., FRS	62	Director

Class II directors continuing in office until 2021 Annual Meeting of Stockholders
Francois Nader, M.D.	64	Director
Ran Nussbaum	47	Director

Class III directors continuing in office until 2022 Annual Meeting of Stockholders
Timothy Adams	60	Director
Peter Thompson, M.D.	60	Director

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.

NOMINEES FOR ELECTION AT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Asa Abeliovich, M.D., Ph.D., our founder, has served as our Chief Executive Officer and as a member of our board of directors since July 2017. Dr. Abeliovich has extensive industry expertise and more than 25 years of scientific, business and executive management experience in the biotechnology industry. Previously, he was a co-founder of Alector, Inc. and served as a consultant there from October 2013 to December 2017 and he also served as a tenured Associate Professor of Pathology, Cell Biology and Neurology at Columbia University and member of the Taub Institute for Alzheimer’s Disease and the Aging Brain from July 2000 to October 2017. He also served as an attending physician at Neurology at the New York-Presbyterian Hospital and the New York Psychiatric Institute. He is currently on the Scientific Advisory Board of the Silverstein Foundation for Parkinson’s with GBA. Dr. Abeliovich received an M.D. from Harvard Medical School, a Ph.D. from Massachusetts Institute of Technology, and bachelor degrees in Life Sciences and Humanities from the Massachusetts Institute of Technology. We believe Dr. Abeliovich’s deep understanding of human genetics and his extensive scientific, business and executive management experience in the biotechnology industry make him particularly well-qualified to serve on our board of directors.

Carl L. Gordon, Ph.D., CFA has served as a member of our board since August 2017. Dr. Gordon is a founding member, Managing Partner, and Co-Head of Global Private Equity at OrbiMed Advisors, LLC, an investment firm. Dr. Gordon currently serves on the board of directors of Keros Therapeutics Inc. (Nasdaq: KROS), Turning Point Therapeutics, Inc. (Nasdaq: TPTX), and a number of private companies. He previously served on the boards of Alector Inc. (Nasdaq: ALEC), ARMO BioSciences Inc., X4 Pharmaceuticals Inc. (formerly Arsanis Inc.) (Nasdaq: XFOR), Intellia Therapeutics, Inc. (Nasdaq: NTLA), Acceleron Pharma Inc., (Nasdaq: XLRN), Selecta BioSciences Inc. (Nasdaq: SELB), and Passage Bio Inc. (Nasdaq: PASG). Dr. Gordon received a B.A. in Chemistry from Harvard College, a Ph.D. in Molecular Biology from the Massachusetts Institute of Technology and was a Fellow at The Rockefeller University. We believe that Dr. Gordon is qualified to serve on our board of directors due to his medical expertise, extensive business experience, and experience in venture capital and the life science industry.

Morgan Sheng, M.B.B.S., Ph.D., FRS has served as a member of our board of directors since November 2019. Dr. Sheng is a Core Institute Member, and Co-Director of the Stanley Center for Psychiatric Research, at the

Broad Institute of MIT and Harvard. He is also Professor in the Department of Brain and Cognitive Science at MIT. From 2008 to 2019, Dr. Sheng was Vice-President for Neuroscience at Genentech, Inc., a leading biotech company, where he was head of neuroscience research and drug discovery. Prior to joining Genentech, Dr. Sheng was the Menicon Professor of Neuroscience at MIT, as well as Investigator of the Howard Hughes Medical Institute. Dr. Sheng received his BA from Oxford University (UK), and obtained his medical degree and training in internal medicine at London University (UK). He also holds a Ph.D. in molecular genetics from Harvard University. Following his postdoctoral work in neuroscience at the University of California, San Francisco, Dr. Sheng served on the faculty at Massachusetts General Hospital and Harvard Medical School before joining MIT. A Fellow of the Royal Society (UK), Fellow of the Academy of Medical Sciences (UK), and Fellow of the American Association for the Advancement of Science, Dr. Sheng is the author of more than 200 peer-reviewed publications focused on the molecular cellular biology of brain synapses and the mechanisms of neurodegenerative diseases. We believe that Dr. Sheng’s educational background and extensive experience in academia and the biotechnology industry qualify him to serve on our board of directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Francois Nader, M.D. has served as our chairman since April 2019 and as a member of our board of directors since May 2018. Since February 2015, Dr. Nader has served as founder and managing director of Jesra Advisors, LLC, a consulting services company. He served as the President and Chief Executive Officer of NPS Pharmaceuticals, Inc., or NPS, from 2008 through February 2015 when NPS was acquired by Shire plc. Dr. Nader joined NPS in 2006 and served as Executive Vice President and Chief Operating Officer until 2008. Since December 2014, Dr. Nader has served as a director of Acceleron Pharma and since March 2015 he has served as the Chair of their board of directors and is currently a member of their nominating and governance committee. Since November 2017, he has served as a director of Alexion Pharmaceuticals, Inc., and is currently a member of their audit and finance, and science and innovation committees. Dr. Nader has served as chairman of Talaris Therapeutics (formerly Regenerex) since December 2018 and serves as the chair of the nominating and governance committee and as a member of the audit and compensation committees. Dr. Nader previously served as a director of Clementia Pharmaceuticals, Inc. from 2014 to 2019, Advanced Accelerator Applications SA from 2016 to 2018, Baxalta, Inc. from 2015 to 2016, Trevena, Inc. from 2014 to 2015 and Noven Pharmaceuticals in 2009. Before joining NPS, Dr. Nader was a venture partner at Care Capital, LLC, where he served as Chief Medical Officer of its Clinical Development Capital unit from 2005 to 2006. From 2000 to 2004, he served as Senior Vice President, Integrated Healthcare Markets and Senior Vice President, North America Medical and Regulatory Affairs with Aventis Pharmaceuticals. He also held similar positions at Hoechst Marion Roussel and served as Head of Global Commercial Operations at the Pasteur Vaccines division of Rhone-Poulenc. Dr. Nader is a past Chair of the board of BioNJ, a trade association representing the biotechnology industry in New Jersey, and a former board member of the New Jersey Chamber of Commerce. Dr. Nader received a French State Doctorate in Medicine from St. Joseph University (Lebanon) and a Physician Executive M.B.A. from the University of Tennessee. We believe Dr. Nader provides significant executive and business skills and scientific and industry knowledge to our board of directors, as well as valuable experience gained from prior and current board service.

Ran Nussbaum has served as a member of our board of directors since March 2018. Mr. Nussbaum is a managing partner and a co-founder of The Pontifax Group, or Pontifax, a group of Israel-based life sciences venture funds focusing on investments in development stage bio-pharmaceutical and med-tech technologies. Prior to founding Pontifax in 2004, he was Chief Executive Officer of Biomedix, Inc. and Spearhead Ltd, and a partner at Israel’s largest business intelligence and strategic consulting firm. He currently serves as a member of the boards of directors of Eloxx Pharmaceuticals, Inc., Keros Therapeutics, Inc. (Chairman) and UroGen Pharma Ltd. Previously, Mr. Nussbaum served as a member of the boards of directors of Kite Pharma, Inc., until its acquisition by Gilead Sciences, Inc, ArQule, Inc. until its acquisition by Merck, and VBIV and cCAM Biotherapeutics Ltd. as well as chairman of the boards of directors of OCON Medical Ltd., We believe that Mr. Nussbaum’s extensive investment experience in the life sciences industry qualifies him to serve on our board of directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING OF STOCKHOLDERS

Timothy Adams has served as a member of our board of directors since April 2019. Mr. Adams currently serves as Chief Financial Officer of BitSight Technologies, Inc., a cyber security ratings company. He previously served as Chief Financial Officer of ObsEva SA from January 2017 to April 2020. From June 2014 to September 2016, Mr. Adams served as the Chief Financial Officer of Demandware, Inc., and prior to that, he served as Senior Vice President and Chief Financial Officer of athenahealth, Inc. from January 2010 to June 2014. Previously, Mr. Adams served as Chief Investment Officer of Constitution Medical Investors, Inc., a private investment firm focused on health-care-sector-related acquisitions and investments, as well as Senior Vice President of Corporate Strategy for Keystone Dental, Inc., a provider of dental health products and solutions. Earlier in his career, Mr. Adams was Chief Financial Officer at a number of other publicly traded companies. Mr. Adams began his career in public accounting at PricewaterhouseCoopers LLP, and is a Certified Public Accountant. Mr. Adams served as a member of the board of directors of ABILITY Network, a private healthcare technology company, from November 2014 to March 2018. Mr. Adams has served as a member of the board of directors of Model N, a public revenue management solutions company, since December 2016. Mr. Adams obtained a B.S. from Murray State University and an M.B.A. from Boston University. We believe Mr. Adams is qualified to serve on our board of directors because of his experience serving as chief financial officer of multiple public companies in the biotechnology and healthcare industries, as well as his investment, accounting and educational background.

Peter Thompson, M.D. has served as a member of our board of directors since August 2017. Dr. Thompson currently serves as a Private Equity Partner for OrbiMed Advisors LLC, an investment firm focused on the healthcare sector, where he previously served as Venture Partner. Dr. Thompson serves as the chief executive officer of Silverback Therapeutics, Inc. In addition, Dr. Thompson is a co-founder and a member of the board of directors of Corvus Pharmaceuticals, Inc. (Nasdaq: CRVS). He also serves on the board of Alpine Immune Sciences Inc. (Nasdaq: ALPN) and a number of private companies, and previously served on the board of Synthorx Inc. until its acquisition by Sanofi in January 2020. Dr. Thompson is a board-certified internist and oncologist and has served as Affiliate Professor of Neurosurgery at the University of Washington since 2010. Dr. Thompson co-founded and served as the Chief Executive Officer of Trubion Pharmaceuticals, Inc., a biopharmaceutical company, from 2002 to 2009. He also held executive positions at Chiron Corporation and Becton Dickinson, and served on the faculty of the National Cancer Institute following his medical staff fellowship there. Dr. Thompson holds a Sc.B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School. We believe Dr. Thompson’s experience as a director and executive officer of biopharmaceutical companies, his investment firm experience in the healthcare sector, his background in the medical field and his educational background provide him with the qualifications and skills to serve on our board of directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”). Under the Nasdaq listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, and any of his or her family members, and Prevail, our senior management and our independent auditors, our board of directors has affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Adams, Dr. Nader, Mr. Nussbaum, Dr. Sheng and Dr. Thompson. In making this determination, our board of directors found that none of these directors or nominees for director had a material or other disqualifying relationship with Prevail. Dr. Abeliovich, by virtue of his position as our Chief Executive Officer, and Dr. Gordon, by virtue of his position at OrbiMed Advisors LLC (“OrbiMed”), are not independent.

Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.

Board Leadership Structure

Our board of directors has an independent chair, Dr. Nader, who has authority, among other things, to call and preside over meetings of our board of directors, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to our board of directors. Accordingly, Dr. Nader has substantial ability to shape the work of our board of directors. We believe that separation of the positions of board chair and chief executive officer reinforces the independence of the board in its oversight of the business and affairs of Prevail. In addition, we believe that having an independent board chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of Prevail and our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole.

Role of the Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure as well as new and emerging risks, such as those related to the recent COVID-19 pandemic. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements.

Meetings of the Board of Directors and its Committees

Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met 11 times during our last fiscal year. The audit committee met five times during our last fiscal year. The compensation committee met five times during our last fiscal year. The nominating and corporate governance committee did not meet during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served. We encourage our directors and nominees for director to attend our Annual Meeting of Stockholders.

Information Regarding Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted written charters for each of our committees, which are available to stockholders on our investor relations website at ir.prevailtherapeutics.com.

The following table provides membership information for fiscal 2019 for each of the committees of our board of directors:

Name	Audit		Compensation		Nominating and Corporate Governance
Asa Abeliovich, M.D., Ph.D.
Timothy Adams(1)	X	*	X
Carl Gordon, Ph.D., CFA			X	*
Francois Nader, M.D.	X				X	*
Ran Nussbaum	X		X
Morgan Sheng, M.B.B.S., Ph.D., FRS(2)			X		X
Peter Thompson, M.D.					X

*	Committee Chairperson
(1)	Mr. Adams joined our board of directors and each committee on which he serves in April 2019.
(2)	Dr. Sheng joined our board of directors and each committee on which he serves in November 2019.

Our board of directors has determined that each member of each committee, other than Dr. Gordon by virtue of his position at OrbiMed, meets the applicable Nasdaq rules and regulations regarding independence and is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each committee of our board of directors.

Audit Committee

The audit committee of our board of directors is composed of three directors: Mr. Adams, Dr. Nader and Mr. Nussbaum, with Mr. Adams serving as chair of the audit committee.

Our board of directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Additionally, our board of directors has determined that Mr. Adams qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our board has considered Mr. Adams’s formal education and previous and current experience in financial and accounting roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

The functions of the audit committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with our management. The audit committee has also reviewed and discussed with Ernst &

Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and filed with the SEC.

Members of the Audit Committee

Timothy Adams, Chair

Francois Nader, M.D.

Ran Nussbaum

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Prevail under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The compensation committee of our board of directors is composed of four directors: Mr. Adams, Dr. Gordon, Mr. Nussbaum and Dr. Sheng, with Dr. Gordon serving as chair of the compensation committee.

Our board of directors has determined that each of these individuals, other than Dr. Gordon by virtue of his position at OrbiMed, meets the independence requirements of the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. Further, each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.

The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

•	making recommendations to the full board of directors regarding the compensation and other terms of employment of our executive officers;

•

reviewing and making recommendations to the full board of directors regarding performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing and making recommendations to the full board of directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating on an annual basis the performance of the compensation committee and the compensation committee charter.

We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee Processes and Procedures

Our Compensation Committee meets at least annually and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with management. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.

The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of Prevail. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the compensation committee engaged Radford as compensation consultants. The compensation committee requested that Radford:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Radford was requested by the compensation committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford ultimately developed recommendations that were presented to the compensation committee for its consideration.

Generally, the compensation committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of Radford, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors is composed of three directors: Dr. Nader, Dr. Sheng and Dr. Thompson, with Dr. Nader serving as chair of the nominating and corporate governance committee. All members of the nominating and corporate governance committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).

The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our board of directors;

•	determining the minimum qualifications for service on our board of directors;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our board of directors;

•	evaluating nominations by stockholders of candidates for election to our board of directors;

•	considering and assessing the independence of members of our board of directors;

•	developing a set of corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;

•	reviewing and making recommendations to the board of directors with respect to management succession planning;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having a diverse personal background, perspective and experience, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of Prevail and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability.

The nominating and corporate governance committee appreciates the value of thoughtful board refreshment, and regularly identifies and considers qualities, skills and other director attributes that’s would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to Prevail during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors by majority vote.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee will evaluate any director nominees received from stockholders in the same manner as recommendations received from management or members of our board of directors. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to our board of directors may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: 430 East 29th Street, Suite 1520, New York, New York 10016, Attention: Secretary, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s Annual Meeting of Stockholders. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number and class of shares of our capital stock that are beneficially owned by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information of the proposed nominee and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. You should refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.

Stockholder Communications with our Board of Directors

Our board of directors has adopted a formal process by which stockholders may communicate with the board or any of its directors. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to our Secretary at 430 East 29th Street, Suite 1520, New York, New York 10016, Attention: Secretary. Our Secretary will review each communication and will forward such communication to the board of directors or any of its directors to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate. Communications deemed by the Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.

Code of Business Conduct and Ethics

Our board of directors has adopted the Prevail Therapeutics Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at ir.prevailtherapeutics.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

Our board of directors has adopted the Prevail Therapeutics Inc. Corporate Governance Guidelines to provide a flexible framework for the conduct and operation of our board and to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our board of directors intends to follow with respect to board composition and member selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committees and compensation and board assessment. Our corporate governance are available on our website at ir.prevailtherapeutics.com.

Hedging Prohibition

Our board of directors has adopted the Prevail Therapeutics Inc. Insider Trading and Window Period Policy, which prohibits any employee or director from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to our common stock at any time.

PROPOSAL 2

RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2016. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

None of our amended and restated bylaws, our other governing documents or applicable law require stockholders ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Prevail and our stockholders.

The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to us by Ernst & Young LLP for the periods set forth below.

	Fiscal Year Ended
	2019	2018
	(in thousands)
Audit Fees(1)	$1,352,721	$80,379
Audit-Related Fees(2)	—	60,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,352,721	$140,379

(1)

Audit fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with regulatory filings. The audit fees also include fees for professional services provided in connection with our initial public offering (“IPO”), incurred during the fiscal year ended December 31, 2019, including comfort letters, consents and review of documents filed with the SEC.

(2)	Audit-related fees primarily consist of fees billed for professional services provided in connection with the audit of our historical financial statements.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and non-audit services. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

.

EXECUTIVE OFFICERS

The following table sets forth, for our executive officers, their ages and position held with us as of the date of this proxy statement:

Name	Age	Principal Position
Asa Abeliovich, M.D., Ph.D.	55	President, Chief Executive Officer and Director
Yong Dai, Ph.D.	49	Chief Technology Officer
Franz Hefti, Ph.D.	72	Chief Development Officer
Brett Kaplan, M.D.	46	Chief Financial Officer
Emily Minkow	37	Chief Business Officer
Jeffrey Sevigny, M.D.	51	Chief Medical Officer

Biographical information for Asa Abeliovich, M.D., Ph.D. is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”

Yong Dai, Ph.D. has served as our Chief Technology Officer since February 2019. He joined us in March 2018 as the Senior Vice President of Gene Therapy, bringing more than 17 years of biotechnology industry experience focused on bioprocess development, chemistry, manufacturing and controls, or CMC, good manufacturing process, process validation and regulatory submissions, including extensive work with gene therapy drug development. Prior to joining us, Dr. Dai worked at uniQure NV, a gene therapy company, from November 2015 to March 2018, where he most recently served as Senior Director of Process and Analytical Development. Prior to his time at uniQure, he served as the Head of Process Development Commercial Support at Shire Pharmaceuticals from 2009 to 2015 and held senior CMC roles at ImmunoGen, Inc., a biotechnology company, prior to that. Dr. Dai received an M.S. in biochemistry and molecular biology and a B.S. in Biochemistry from Peking University and a Ph.D. in biochemistry and molecular biology from Chinese Academy of Sciences. He completed his postdoctoral research at Harvard University.

Franz Hefti, Ph.D. has served as our Chief Development Officer since March 2018. Prior to joining us, he was Chief Operations Officer at Proclara Biosciences, Inc., a biotechnology company, from June 2014 to December 2017. Prior to this, he served as President and Chief Executive Officer of Acumen Pharmaceuticals, Inc. from November 2011 to January 2015. Previously, Dr. Hefti served as Chief Scientific Officer at Avid Radiopharmaceuticals, Inc., a pharmaceutical company acquired by Eli Lilly and Company, Executive Vice President of Drug Development at Rinat Neuroscience Corporation, a pharmaceutical company acquired by Pfizer Inc., Senior Vice President of Neuroscience Research at Merck & Co., Inc., or Merck, and Head of Neuroscience Research at Genentech, Inc., a biotechnology corporation acquired by F. Hoffmann-La Roche AG, or Roche. Dr. Hefti currently serves on the boards of directors of several private biotechnology companies, including Spinogenix, Inc., Sophren Inc., Cadent Therapeutics, Inc. and Proclara Biosciences Inc. He has also held positions as a Professor at the University of Southern California and as Associate Professor at the University of Miami, where he carried out discovery research on therapeutic approaches to neurodegenerative diseases. He has been a member of the Scientific Advisory Board of the Alzheimer’s Disease Imaging Initiative since 2013. Dr. Hefti received a Ph.D. in biology from the University of Zurich and completed his postdoctoral research at the Massachusetts Institute of Technology.

Brett Kaplan, M.D. has served as our Chief Financial Officer since November 2018. From August 2010 to November 2018, he worked at Evercore, an investment bank, where he most recently served as Managing Director with a focus on mergers and acquisitions and equity financings in the biopharmaceutical industry. Prior to Evercore, Dr. Kaplan was an Equity Research Analyst at Cowen and Company, an investment bank, from 2007 to 2010. Previously, Dr. Kaplan served as Director of Corporate Development at Cubist Pharmaceuticals, a pharmaceutical company acquired by Merck & Co., Inc., or Merck, in 2014, Manager of Strategic Medical Marketing at Biopure Corporation, and Manager of Corporate Development and Strategy at Eli Lilly and Company. Dr. Kaplan received an M.B.B.Ch. and an M.B.A. from the University of Witwatersrand.

Emily Minkow has served as our Chief Business Officer since November 2018 and previously served as our Executive Vice President of Business Development and Strategy since November 2017. Prior to joining us, Ms. Minkow worked at Celgene Corporation, a global biopharmaceutical company, from August 2010 to October 2017, where she most recently served as Executive Director of Business Development. At Celgene, Ms. Minkow also served as Principal to the Chairman and CEO and as Director of Global Marketing. Prior to Celgene, she was a consultant for Frankel Group, where she advised biotech and pharmaceutical companies on clinical and commercial strategy. Ms. Minkow received an M.B.A. from Harvard Business School and a B.A. in public and international policy from Princeton University.

Jeffrey Sevigny, M.D. has served as our Chief Medical Officer since March 2018. Prior to joining us, he served as Vice President and Global Head of Translational Medicine Neuroscience at Roche from January 2016 to March 2018. Prior to Roche, he was Senior Director of Clinical Development at Biogen Inc., a multinational biotechnology company, from September 2010 to January 2016. Previously, he served as Principal Medical Scientific Expert of Neuroscience at Novartis AG, a multinational pharmaceutical company, and as Associate Director of Neuroscience at Merck. Dr. Sevigny has also held academic appointments as Assistant Professor of Neurology at Albert Einstein School of Medicine and Assistant Professor of Clinical Neurology at Columbia University College of Physicians and Surgeons. Dr. Sevigny received an M.D. from Tufts University School of Medicine and an A.B. in biochemistry from Bowdoin College. He completed a neurology residency at the Neurological Institute of New York at Columbia University Medical Center and a fellowship in Aging & Dementia and Neuro-Epidemiology at Sergievsky Center at Columbia University and Columbia University Mailman School of Public Health.

EXECUTIVE COMPENSATION

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the fiscal year ended December 31, 2019 were:

•	Asa Abeliovich, M.D., Ph.D., our President and Chief Executive Officer;

•	Jeffrey Sevigny, M.D., our Chief Medical Officer; and

•	Yong Dai, Ph.D., our Chief Technology Officer.

2019 Summary Compensation Table

The following table shows, for the periods presented, compensation awarded to, paid to or earned by our named executive officers:

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Asa Abeliovich, M.D., Ph.D.	2019	$441,858	$—	$2,124,213	$281,900	$13,707	$2,861,679
President, Chief Executive Officer and Director	2018	390,000	—	3,581,687	112,125	1,950	4,085,762

Yong Dai, Ph.D. (5)(6)	2019	319,333	—	898,422	120,900	10,389	1,349,044
Chief Technology Officer

Jeffrey Sevigny, M.D(5)	2019	395,438	25,000	869,202	148,900	23,665	1,462,204
Chief Medical Officer	2018	312,500	25,000	1,074,506	89,844	15,180	1,517,030

(1)

Represents Dr. Sevigny’s one-time sign-on bonus, a portion of which was earned and paid upon the start of his employment with us in 2018 and a portion of which was earned and paid in 2019 upon the one year anniversary of his start date.

(2)

Amounts reported represent the aggregate grant date fair value of stock options granted to our named executive officers under our 2017 Equity Incentive Plan (the “2017 Plan”) , computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options are set forth in the notes to our audited financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(3)

Amounts reported represent compensation earned in accordance with our bonus plan, which is designed to motivate and reward executives for the attainment of company performance goals set by our board of directors. In each of 2018 and 2019, these included certain development, regulatory, manufacturing and licensing goals for our product candidates, as well as financing and executive recruiting goals.

(4)

Amounts reported for 2019 include (a) for Dr. Abeliovich, $6,813 of medical waiver allowance, $6,750 of 401(k) contributions and $144 of life insurance premiums, (b) for Dr. Dai, $3,589 of medical waiver allowance, $6,696 of 401(k) contributions and $104 of life insurance premiums, and (c) for Dr. Sevigny, $9,213 of medical waiver allowance, $14,308 of 401(k) contributions and $144 of life insurance premiums. Amounts reported for 2018 include (a) for Dr. Abeliovich, $1,950 of 401(k) contributions and (b) for Dr. Sevigny, $750 of medical waiver allowance, $7,680 of 401(k) contributions and $6,750 of travel allowance.

(5)

Each of Drs. Sevigny and Dai joined us on March 1, 2018. The salary and non-equity incentive plan compensation amounts set forth in the table with respect to 2018 represent the pro rata portion of their respective 2018 annual base salary and bonus target.

(6)	Dr. Dai was not a named executive officer in 2018 and, as a result, his compensation information for that year has been omitted.

Outstanding Equity Awards as of December 31, 2019

The following table shows sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2019.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable(2)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Asa Abeliovich, M.D., Ph.D.	583,826	750,649	$0.18	3/5/2028
	—	299,218	10.26	4/24/2029
Jeffrey Sevigny, M.D.	175,142	225,200	0.18	3/5/2028
	—	122,439	10.26	4/24/2029
Yong Dai, Ph.D.	87,571	112,601	0.18	3/5/2028
	—	126,567	10.26	4/24/2029

(1)	All awards were granted under our 2017 Plan.
(2)

25% of the shares underlying this option vest on the one year anniversary of the applicable vesting commencement date, with the remaining vesting in 36 equal monthly installments thereafter, subject to the named executive officer’s continuous service as of each such vesting date.

Employment Arrangements

We are party to amended and restated employment agreements with each of our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary and eligibility for employee benefits. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below. In addition, all of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. Each of our named executive officers has executed a form of our standard confidential information, inventions, non-solicitation and non-competition agreement.

Asa Abeliovich, M.D., Ph.D.

Pursuant to his amended and restated employment agreement, Dr. Abeliovich, our President and Chief Executive Officer, is entitled to an annual base salary of $488,000 and an annual target bonus equal to 55% of his annual base salary, based on the attainment of certain threshold performance goals, as determined by our board of directors. Additionally, Dr. Abeliovich is entitled to certain severance benefits pursuant to his agreement, the terms of which are described under “—Potential Payments and Benefits upon Termination or Change in Control” below.

Jeffrey Sevigny, M.D.

Pursuant to his amended and restated employment agreement, Dr. Sevigny, our Chief Medical Officer, is entitled to an annual base salary of $405,000 and an annual target bonus equal to 35% of his annual base salary, based on the attainment of certain threshold performance goals, as determined by our board of directors. Additionally, Dr. Sevigny is entitled to certain severance benefits pursuant to his agreement, the terms of which are described under “—Potential Payments and Benefits upon Termination or Change in Control” below.

Yong Dai, Ph.D.

Pursuant to his amended and restated employment agreement, Dr. Dai, our Chief Technology Officer, is entitled to an annual base salary of $325,000 and an annual target bonus equal to 35% of his annual base salary, based on the attainment of certain threshold performance goals, as determined by our board of directors. Further, pursuant to a letter dated November 25, 2019, Dr. Dai’s salary was increased to $370,000 effective December 1, 2019. Additionally, Dr. Dai is entitled to certain severance benefits pursuant to his agreement, the terms of which are described under “—Potential Payments and Benefits upon Termination or Change in Control” below.

Potential Payments and Benefits upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s employment with us terminates, the named executive officer is entitled to receive amounts earned during his term of service, including salary and accrued unused vacation pay if required by company policy at the time of termination. In addition, each of the named executive officers is eligible for the following payments and benefits upon a qualifying termination of employment or a change in control:

Asa Abeliovich, M.D., Ph.D.

Pursuant to his amended and restated employment agreement, in the event of a qualifying termination, which includes an involuntary termination without “cause” and a “resignation for good reason” (each as defined in his agreement), Dr. Abeliovich will be eligible to receive: (1) 12 months of his monthly base salary, payable in installments on our regular payroll dates; (2) up to 12 months of COBRA reimbursements equal to the company’s portion of the monthly cost of his health insurance premiums at the time of termination; and (3) if termination occurs between January 1 and the target bonus payment date, an amount equal to his target bonus that would have otherwise been earned, in all cases, subject to his execution of a separation agreement and general release of claims in our favor.

In addition, in the event of a qualifying termination within 12 months of a “change in control” (as defined in our 2019 Equity Incentive Plan (the “2019 Plan”)), Dr. Abeliovich will be eligible to receive: (1) 18 months of his monthly base salary plus 1.5 times his annual target bonus; and (2) up to 18 months of COBRA reimbursements equal to the company’s portion of the monthly cost of his health insurance premiums at the time of termination; and (3) accelerated vesting of all outstanding equity, in all cases, subject to his execution of a separation agreement and general release of claims in our favor.

Jeff Sevigny, M.D.

Pursuant to his amended and restated employment agreement, in the event of a qualifying termination, which includes an involuntary termination without “cause” and a “resignation for good reason” (each as defined in his agreement) Dr. Sevigny will be eligible to receive: (1) 12 months of his monthly base salary, payable in installments on our regular payroll dates; and (2) up to 12 months of COBRA reimbursements equal to the company’s portion of the monthly cost of his health insurance premiums at the time of termination; and (3) if termination occurs between January 1 and the target bonus payment date, an amount equal to his target bonus that would have otherwise been earned, in all cases, subject to his execution of a separation agreement and general release of claims in our favor.

In addition, in the event of a qualifying termination within 12 months of a “change in control” (as defined in the 2019 Plan), Dr. Sevigny will be eligible to receive: (1) 12 months of his monthly base salary plus 1.0 times his annual target bonus; (2) up to 12 months of COBRA reimbursements equal to the company’s portion of the monthly cost of his health insurance premiums at the time of termination; and (3) accelerated vesting of all outstanding equity, in all cases, subject to his execution of a separation agreement and general release of claims in our favor.

Yong Dai, Ph.D.

Pursuant to his amended and restated employment agreement, in the event of a qualifying termination, which includes an involuntary termination without “cause” and a “resignation for good reason” (each as defined in his agreement), Dr. Dai will be eligible to receive: (1) 12 months of his monthly base salary, payable in installments on our regular payroll dates; (2) up to 12 months of COBRA reimbursements equal to the company’s portion of the monthly cost of his health insurance premiums at the time of termination; and (3) if termination occurs between January 1 and the target bonus payment date, an amount equal to his target bonus that would have otherwise been earned, in all cases, subject to his execution of a separation agreement and general release of claims in our favor.

In addition, in the event of a qualifying termination within 12 months of a “change in control” (as defined in the 2019 Plan), Dr. Dai will be eligible to receive: (1) 12 months of his monthly base salary plus 1.0 times his annual target bonus; (2) up to 12 months of COBRA reimbursements equal to the company’s portion of the monthly cost of his health insurance premiums at the time of termination; and (3) accelerated vesting of all outstanding equity, in all cases, subject to his execution of a separation agreement and general release of claims in our favor.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2019. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity plans approved by stockholders	5,681,422	$3.6282	2,756,692
Equity plans not approved by stockholders	—	—	—

(1)

Includes options outstanding under the 2017 Plan and the 2019 Plan, but does not include future rights to purchase common stock under our 2019 Employee Stock Purchase Plan (“2019 ESPP”), which depend on a number of factors described in our 2019 ESPP and will not be determined until the end of the applicable purchase period.

(2)

Includes the 2019 Plan and 2019 ESPP. Stock options or other stock awards granted under the 2017 Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2019 Plan. In accordance with the terms of the 2019 Plan and the 2019 ESPP, the total number of shares of our common stock reserved for issuance thereunder automatically increased on January 1st in an amount equal to 4% and 1%, respectively, of the total number of shares of capital stock outstanding on December 31st of the preceding year. Accordingly, on January 1, 2020, the number of shares of our common stock available for issuance under the 2019 Plan and the 2019 ESPP increased by 1,365,550 shares and 341,387 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

401(k) Plan

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. In 2019, we contributed 100% of the first 6% contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Limitations on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation also provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our amended and restated bylaws also provide our board of directors with discretion to indemnify our other officers and employees when determined appropriate by our board of directors. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the fiscal year ended December 31, 2019:

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)(3)	Total
Timothy Adams(4)	$31,151	$229,907	$261,058
Carl L. Gordon, Ph.D., CFA	25,848	—	25,848
Francois Nader, M.D.	62,079	229,907	291,986
Ran Nussbaum	27,174	—	27,174
Morgan Sheng, M.B.B.S., Ph.D., FRS(5)	5,709	145,624	151,333
Peter Thompson, M.D.	22,667	—	22,667

(1)

Amounts reported were paid under our non-employee director compensation policy, which was adopted effective as of the closing of our IPO. Amounts represent the pro rata portion of such director’s fees earned for the fiscal year ended December 31, 2019.

(2)

Amounts reported represent the aggregate grant date fair value of stock options granted to our directors during 2019 under our 2017, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the non-employee director.

(3)	The following table sets forth the aggregate number of shares underlying stock options held by each non-employee director as of December 31, 2019:

Name	Number of Shares Underlying Options
Timothy Adams	32,400
Carl L. Gordon, Ph.D., CFA	—
Francois Nader, M.D.	165,847
Ran Nussbaum	—
Morgan Sheng, M.B.B.S., Ph.D., FRS	20,000
Peter Thompson, M.D.	—

(4)	Mr. Adams joined our board of directors and each committee on which he serves in April 2019.
(5)	Dr. Sheng joined our board of directors and each committee on which he serves in November 2019.

Dr. Abeliovich, our president and chief executive officer, is also a member of our board of directors but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by these executive officers.

Non-Employee Director Compensation Policy

Under our non-employee director compensation policy, each of our non-employee directors is eligible to receive cash and equity compensation for service on our board of directors and committees of our board of directors. The non-employee director compensation policy was adopted effective as of the closing of our IPO. Commencing at the beginning of the first calendar quarter following the closing of our IPO, each non-employee director was entitled to the following cash compensation for their services:

Name	Member Annual Service Retainer	Chairperson Annual Service Retainer
Board of Directors	$38,750	$75,000
Audit Committee	7,500	15,000
Compensation Committee	5,000	10,000
Nominating and Corporate Governance Committee	4,000	8,000

The annual cash compensation amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial months of service. The cash compensation payable pursuant to our non-employee director compensation policy will remain unchanged for 2020.

In addition, under our non-employee director compensation policy, following our IPO, each non-employee director is eligible to receive the following:

•	an initial option grant, for new non-employee directors, to purchase 34,000 shares of our common stock, vesting in 36 equal monthly installments; and

•

an annual option grant to purchase 17,000 shares of our common stock, vesting on the earlier of (1) the one-year anniversary of the date of grant and (2) the date immediately prior to the next following annual stockholder meeting, which annual option grant shall be made at the close of business on the date of each of Annual Meeting of Stockholders.

All vesting of the equity awards granted under the Non-Employee Director Compensation Policy is subject to the director’s continuous service as of each applicable vesting date. Notwithstanding the foregoing, in the event of a “change in control” (as defined in the 2019 Plan), all shares subject to any then-outstanding and unvested equity awards granted pursuant to the Non-Employee Director Compensation Policy will become fully vested immediately prior to the closing of such change in control.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2020 by:

•	each person or entity known by us to be beneficial owners of more than five percent of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless noted otherwise, the address of all listed stockholders is c/o Prevail Therapeutics Inc., 430 East 29th Street, Suite 1520, New York, New York 10016.

Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders
OrbiMed Private Investments VI, LP(2)	13,822,463	40.4%
Entities Affiliated with RA Capital(3)	3,363,605	9.8
Asa Abeliovich, M.D., Ph.D.(4)	3,152,869	9.2
Entities Affiliated with EcoR1 Capital(5)	2,248,306	6.6
REGENXBIO Inc.(6)	2,030,000	5.9
Directors and Named Executive Officers
Jeffrey Sevigny, M.D.(7)	250,011	*
Yong Dai, Ph.D.(7)	142,696	*
Timothy Adams(7)	8,773	*
Carl Gordon, Ph.D., CFA(2)	13,822,463	40.4
Francois Nader, M.D.(8)	99,240	*
Ran Nussbaum(9)	1,576,881	4.6
Morgan Sheng, M.B.B.S., Ph.D., FRS(7)	3,336	*
Peter Thompson, M.D.(2)	—	—
All executive officers and directors as a group (12 persons)(10)	19,552,164	57.2

*	Less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 34,196,456 shares outstanding on March 31, 2020.

(2)

OrbiMed Capital GP VI LLC (“OrbiMed GP VI”) is the general partner of OrbiMed Private Investments VI, LP (“OrbiMed VI”). OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of OrbiMed GP VI. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl Gordon, Ph.D., CFA, Sven H. Borho and Jonathan T. Silverstein. By virtue of such relationships, OrbiMed GP VI, OrbiMed Advisors and Dr. Gordon may be deemed to have voting and investment power with respect to the shares held by OrbiMed VI and as a result, may be deemed to have beneficial ownership of these shares. Dr. Gordon is a member of OrbiMed Advisors and Peter Thompson, M.D. is an employee at OrbiMed Advisors. Both are members of our board of directors. Each of OrbiMed GP VI, OrbiMed Advisors, Messrs. Borho and Silverstein, and Drs. Gordon and Thompson disclaims beneficial ownership of the shares held by OrbiMed VI, except to the extent of its or his pecuniary interest therein, if any. The business address of OrbiMed Advisors is 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(3)

Consists of (a) 2,802,431 shares held by RA Capital Healthcare Fund, L.P. (the “RA Fund”) and (b) 561,174 shares held in a separately managed account (the “RA Account”). RA Capital Management, L.P. (“RA Capital”) serves as investment adviser for the RA Fund and the RA Account and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of the shares held by the RA Fund and the RA Account. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. The RA Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the RA Fund’s portfolio. The address of RA Capital is c/o RA Capital Management, L.P., 20 Park Plaza, Suite 1200, Boston, Massachusetts 02116.

(4)

Consists of (a) 2,349,000 shares of restricted stock, which vest over four years, with any unvested portion subject to a repurchase right in our favor and (b) 803,881 shares underlying stock options exercisable within 60 days of March 31, 2019. 1,614,942 of the shares of restricted stock were vested within 60 days of March 31, 2020, with the remainder vesting in 15 equal monthly installments on the 4th calendar day of each month thereafter.

(5)

Consists of (a) 429,534 shares held by EcoR1 Capital Fund, L.P. (“EcoR1 Capital”) and (b) 1,818,772 shares held by EcoR1 Capital Fund Qualified, L.P. (“EcoR1 Qualified”). Oleg Nodelman owns and controls EcoR1 Capital LLC, the general partner of EcoR1 Capital and EcoR1 Qualified, may be deemed to have voting and investment power with respect to the shares held by EcoR1 Capital and EcoR1 Qualified and, as a result, may be deemed to have beneficial ownership of these shares. The address of EcoR1 Capital and EcoR1 Qualified is 409 Illinois Street, San Francisco, California 94158

(6)	REGENXBIO Inc. is a public company. Its address is 9600 Blackwell Road, Suite 210, Rockville, Maryland 20850.
(7)	Consists of options held by the executive officer or director and exercisable within 60 days of March 31, 2020.
(8)

Consists of (a) 75,493 options held by Francois Nader and exercisable within 60 days of March 31, 2019 and (b) 23,747 shares held by Jesra Ventures LLC (“Jesra”). Dr. Nader, a member of our board of directors, is a member and manager of Jesra. The address of Jesra is 6538 Collins Avenue, Suite 223, Miami Beach, Florida 33141.

(9)

Consists of (a) 242,141 shares held by Pontifax (Caymen) V L.P., (b) 352,209 shares held by Pontifax (China) V L.P., (c) 906,537 shares held by Pontifax (Israel) V L.P., (together the “Pontifax V Entities”) and (d) 75,994 shares held by Pontifax Late Stage Fund, L.P. (“Late Stage”). Pontifax 5 G.P. L.P. (“Pontifax 5 GP”) is the general partner of each of the Pontifax V Entities, and Pontifax Management 4 G.P. (2015) Ltd. (“Pontifax Management”) is the general partner of Pontifax 5 GP. Ran Nussbaum and Tomer Kariv are the Managing Partners of Pontifax Management and, as a result, may be deemed to share voting and investment power with respect to the shares held by each of the Pontifax V Entities. Each of Pontifax 5 GP, Pontifax Management, Mr. Nussbaum, and Mr. Kariv disclaims beneficial ownership of those shares held by the Pontifax V Entities, except to the extent of their pecuniary interest therein, and the inclusion of the shares in this report shall not be deemed to be an admission of beneficial ownership of the reported shares for purposes of Section 16 of the Exchange Act, or otherwise. Late Stage invests side by side with Pontifax 5 GP pursuant to a Strategic Alliance Agreement with Pontifax 5 GP. Pontifax Late Stage GP Ltd. (“Late Stage GP”) is the general partner of Late Stage and the sole shareholder of Late Stage GP is Shlomo

Karako. By virtue of the strategic relationship, each of Pontifax 5 GP, Pontifax Management, Mr. Nussbaum, and Mr. Kariv may be deemed to share voting and dispositive power with respect to the shares held by Late Stage in a manner similar to the voting and investment power with respect to the shares held by each of the Pontifax V Entities. In that context, each of Pontifax 5 GP, Pontifax Management, Mr. Nussbaum, and Mr. Kariv disclaims beneficial ownership of such shares, and the inclusion of the shares in this report shall not be deemed to be an admission of beneficial ownership of the reported shares for purposes of Section 16 of the Exchange Act, or otherwise. The address of each of the Pontifax V Entities and Late Stage is c/o The Pontifax Group, 14 Shenkar Street, Herzelia, Israel.
(10)

In addition to the shares described in footnotes (1), (2), (5), (7) and (8) includes 13,000 shares held by an executive officer and 495,944 shares underlying stock options exercisable within 60 days of March 31, 2019 held by executive officers.

Delinquent Section 16(a) Reports

Under Section 16(a) of the Exchange Act, our directors, executive officers and the beneficial holders of more than 10% of our common stock are required to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on a review of the reports filed with the SEC and related written representations, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2019, except that one Form 4, reporting the exercise of 13,000 shares underlying an option held by Ms. Minkow, was not timely filed.

TRANSACTIONS WITH RELATED PERSONS

The following is a summary of transactions since January 1, 2018, to which we have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets as of December 31, 2018 and 2019, and in which any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Sales of Series B Convertible Preferred Stock

In March 2019, we issued an aggregate of 3,958,046 shares of our Series B convertible preferred stock at $12.63 per share, for aggregate gross proceeds of approximately $50.0 million. The following table sets forth the aggregate number of shares of our capital stock acquired by our directors, executive officers or holders of more than 5% of any class of our capital stock in the transactions:

Participant	Number of Shares of Series B Convertible Preferred Stock	Aggregate Cash Purchase Price
Greater than 5% Stockholders:
OrbiMed Private Investments VI, LP(1)	1,011,499	$12,775,232
Entities affiliated with RA Capital(1)	791,613	9,998,072
Entities affiliated with EcoR1 Capital(1)	197,902	2,499,502

(1)	Additional details regarding these entities and their holdings are provided in the section titled “Principal Stockholders.”

Employment Arrangements

We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see “Executive Compensation.”

Stock Option Grants to Directors and Executive Officers

We have granted stock options to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers see “Executive Compensation” and “Non-Employee Director Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. For more information regarding these agreements, see “Executive Compensation—Limitations on Liability and Indemnification Matters.”

Related Person Transaction Policy

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

All of the transactions described above were entered into prior to the adoption of the written policy, but all were approved by our board of directors considering similar factors to those described above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Prevail Therapeutics Inc. at 430 East 29th Street, Suite 1520, New York, New York 10016, Attention: Secretary or via email at investors@prevailtherapeutics.com or call us at (917) 336-9310. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Brett Kaplan, M.D.

Chief Financial Officer and Secretary

April 27, 2020

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at ir.prevailtherapeutics.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is also available without charge by written request to our Secretary at 430 East 29th Street, Suite 1520, New York, New York 10016, Attention: Secretary or via email at investors@prevailtherapeutics.com.

PRE VAIL THERAPEUTICS INC.

430 EAST 29TH STREET

SUITE 1520

NEW YORK, NY 10016

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 16, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PRVL2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 16, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D13168-P37042                                                             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND   DATED.

PREVAIL THERAPEUTICS INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominees:
	☐	☐	☐
1. Election of Class I Directors, each to hold office until our Annual Meeting of Stockholders in 2023.
Nominees
01) Asa Abeliovich, M.D., Ph.D. 02) Carl Gordon, Ph.D., CFA 03) Morgan Sheng, M.B.B.S., Ph.D., FRS
The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain
2 To ratify the selection by the audit committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.					☐	☐	☐
NOTE: To conduct any other business properly brought before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D13169-P37042

PREVAIL THERAPEUTICS INC. Annual Meeting of Stockholders June 17, 2020 9:00 AM EDT This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Asa Abeliovich, M.D., Ph.D. and Brett Kaplan, M.D., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PREVAIL THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 17, 2020, via live webcast only at
www.virtualshareholdermeeting.com/PRVL2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side.